Exhibit 10.8.e

FOURTH LOAN DOCUMENTS MODIFICATION AGREEMENT

THIS FOURTH LOAN DOCUMENTS MODIFICATION AGREEMENT (this “Fourth Amendment”) is made as of the 28th day of December, 2021, by and between EXCHANGERIGHT REAL ESTATE, LLC, a California limited liability company, whose address is 1055 E. Colorado Boulevard, Suite 310 (“Borrower”), AMERIS BANK, a Georgia banking corporation, whose address is 3490 Piedmont Road N.E., Suite 750, Atlanta, Georgia 30305, Attn: Charles Markley (hereinafter referred to as “Lender”), DAVID FISHER, a Minnesota resident (“Fisher”), JOSHUA UNGERECHT, a California resident (“Ungerecht”), WARREN THOMAS, a California resident (“Thomas”; Thomas, Fisher and Ungerecht are each referred to herein individually and collectively as the context may require, an “Individual Guarantor”), EXCHANGERIGHT ESSENTIAL INCOME STRATEGY PROPERTIES 3, LLC, a Delaware limited liability company, EXCHANGERIGHT NET-LEASED PORTFOLIO 54 DST, a Delaware statutory trust (each of the foregoing a “Subsidiary Guarantor”; Individual Guarantor and each Subsidiary Guarantor are each referred to herein individually and collectively as the context may require as a “Guarantor”).

BACKGROUND STATEMENT

Borrower and Lender are parties to that certain Loan Agreement, dated May 19, 2021, (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Loan Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement).

Certain obligations of Borrower provided for in the Loan Documents are guaranteed by Individual Guarantor pursuant to that certain Guaranty of Payment and Performance dated May 19, 2021 (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Original Guaranty”). Certain obligations of Borrower provided for in the Loan Documents are guaranteed by Subsidiary Guarantor pursuant to certain Joinders to Guaranty of Payment and Performance and Reaffirmation of Loan Agreement (each as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, a “Joinder to Guaranty”; the Original Guaranty and each Joinder to Guaranty are each referred to herein individually and collectively as the context may require as a “Guaranty”).

Prior to the date hereof, certain obligations of Borrower provided for in the Loan Documents were guaranteed by EXCHANGERIGHT NET-LEASED PORTFOLIO 53 DST, a Delaware statutory trust (“Prior Subsidiary Guarantor”), until Prior Subsidiary Guarantor’s obligations were paid off on or about December 23, 2021, following the sale of the Property located at 711 West Wabash Avenue, Effingham, Illinois 62401 (the “Effingham Sale”).

As of the date hereof, Borrower and Lender have agreed to modify the Loan Agreement, and the other Loan Documents, to among other things, (i) reduce the amount of the Loan from $150,000,000 to $120,900,000 (as a result of the Effingham Sale) and (ii) provide for the payment terms of the Third Amendment Date Properties in the manner described below. Guarantor (other than Prior Subsidiary Guarantor) has agreed to reaffirm the Guaranty, and the parties are entering into this Fourth Amendment to evidence their agreement.

AGREEMENT

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Amendment of Loan Agreement. The terms of the Loan Agreement are hereby modified and amended, effective as of the date hereof, by:

(a) Amending and restating the first paragraph of the recitals as follows:

As of the original date of this Loan Agreement, Borrower had applied to Lender for a loan in the principal amount of $40,000,000. On or around June 8, 2021, Borrower applied to Lender to increase such loan to the principal amount of $60,000,000, as of July 8, 2021, Borrower applied to Lender to further increase such loan to the principal amount of $85,000,000, and as of December 13, 2021, Borrower applied to Lender to further increase such loan on an interim basis to the principal amount of $150,000,000, which amount shall be reduced as further provided for herein (including, without limitation the reduction to $120,900,000 as of December 28, 2021). Borrower and Lender have entered into this Loan Agreement to establish the terms and conditions of the disbursement of the Loan and the rights and obligations of Borrower with respect to the Loan and the Properties (as defined herein).

(b) Amending and restating Section 2.1 as follows:

2.1 Agreement to Lend and Borrow. Subject to the terms and conditions set forth in this Loan Agreement and the other Loan Documents, Borrower agrees to borrow from Lender, and Lender hereby agrees to lend to Borrower, the Loan. Borrower and Lender acknowledge and agree that the Loan is a revolving credit facility, and Borrower shall have the right to borrow, repay and re-borrow principal sums hereunder that are evidenced by separate Delayed Draw Term Notes, but in no event shall the aggregate principal amount outstanding under all Delayed Draw Term Notes exceed $120,900,000. The advances made by Lender hereunder shall constitute advances of principal under each Delayed Draw Term Note, as and when such advances are made. The Loan, together with accrued interest thereon, and all other Obligations of Borrower under this Loan Agreement and the other Loan Documents, shall at all times be secured by the Security Documents without any further action on the part of Lender or any other Person.

(c) Amending Section 2.4 by adding the following subsection (f) to the end of such Section:

(f) Notwithstanding anything herein to the contrary, Borrower shall pay the principal of and accrued interest on the applicable Delayed Draw Term Note issued in connection with the acquisition by a Subsidiary Guarantor of any Third Amendment Date Property:

(i) Commencing on the fifth (5th) day of the month following the day of such Delayed Draw Term Note, and on the fifth (5th) day of each successive calendar month thereafter for four (4) months, Borrower shall pay to Lender all accrued but unpaid interest on the outstanding principal of such Delayed Draw Term Note (i.e., four (4) months interest only);

(ii) On the Delayed Draw Term Note Maturity Date, Borrower shall pay to Lender the entire principal amount outstanding under the applicable Delayed Draw Term Note, together with all accrued but unpaid interest thereon and any other charges due hereunder;

(iii) Borrower shall have the option to extend the term under the applicable Delayed Draw Term Note once for a period of one (1) month, provided each Delayed Draw Term Note Extension Condition has been satisfied;

For the avoidance of doubt, it is acknowledged and agreed that the principal amount outstanding under each Delayed Draw Term Note executed in connection with the acquisition of a Third Amendment Date Property shall bear interest at the Prime Rate, even though payments of principal and interest will be calculated at a fixed rate of four percent (4%).

2. Amendment of Loan Documents. The terms of each other Loan Document are hereby modified and amended, effective as of the date hereof, by replacing all references to “$150,000,000” with “$120,900,000” and by replacing all references to “ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS” with “ONE HUNDRED TWENTY MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS. After the date hereof, the terms of each other Loan Document shall be modified and amended, effective as of the applicable Loan Reduction Date, by replacing all references to “$120,900,000” with the amount resulting by subtracting from $120,900,000 the amount of the applicable Third Amendment Date Properties Reduction Amount and by replacing all references to “ONE HUNDRED TWENTY MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS” with such amount in words.

3. Ratification; Fees and Expenses. Except as herein expressly modified or amended, all the terms and conditions of the Loan Documents are hereby ratified, affirmed, and approved. In consideration of Lender agreeing to this Fourth Amendment as herein provided, Borrower agrees to pay all fees and expenses incurred in connection with this Fourth Amendment.

4. Reaffirmation of Guaranty. Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty which it has executed is validly existing and binding against it under the terms of such Guaranty, as amended by this Fourth Amendment. Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty and specifically reaffirms that its obligations under the Guaranty extend and apply for all purposes to the Loan Documents as amended herein, including, without limitation the decrease in the Loan from $150,000,000 to $120,900,000.

5. No Defenses; Release. For purposes of this Paragraph 6, the terms “Borrower/Guarantor Parties” and “Lender Parties” shall mean and include Borrower, Guarantor and Lender, respectively, and each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to “any” of such parties shall be deemed to mean “any one or more” of such parties; and references in this sentence to “each of the foregoing” shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference. As of the date hereof, Borrower and Guarantor hereby acknowledge, represent and agree that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to (i) the Note, the Guaranty and the other Loan Documents or the indebtedness evidenced and secured thereby, (ii) any other documents or instruments evidencing, securing or in any way relating to the Loan, (iii) the administration or funding of the Loan, or (iv) any other transaction, matter or occurrence between any of the Borrower/Guarantor Parties and any Lender Parties with respect to the Loan or the Loan Documents including any acts or omissions of any Lender Parties with respect to the Loan or the Loan Documents (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as “Loan Related Claims”). To the extent that Borrower or Guarantor may be deemed to have any Loan Related Claims, Borrower and Guarantor (a) do hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrower and Guarantor and (b) shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims. Borrower hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Loan Documents.

6. No Novation. Borrower, Guarantor and Lender hereby acknowledge and agree that this Fourth Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

7. No Waiver or Implication. Borrower and Guarantor hereby agree that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Note or any other Loan Document. Borrower and Guarantor hereby further agree that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrower and Guarantor hereby acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

8. No Release of Collateral. Borrower and Guarantor further acknowledge and agree that this Fourth Amendment shall in no way occasion a release of any collateral held by Lender as security to or for the Loan, and that all collateral held by Lender as security to or for the Loan shall continue to secure the Loan.

9. Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of Borrower, Guarantor and Lender, and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

10. Document Protocols. This Fourth Amendment is governed by the Document Protocols set forth in Article 9 of the Loan Agreement, which are specifically incorporated herein as if fully set forth herein.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed under seal by Borrower, Guarantor, and Lender, as of the day and year first above written.

BORROWER:

EXCHANGERIGHT REAL ESTATE, LLC a California limited liability company

By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Managing Member

(SEAL)

[Signatures continue on the following page]

GUARANTOR:

/S/ DAVID FISHER
DAVID FISHER

/S/ JOSHUA UNGERECHT
JOSHUA UNGERECHT

/S/ WARREN THOMAS
WARREN THOMAS

EXCHANGERIGHT NET-LEASED PORTFOLIO 54 DST, a Delaware statutory trust

By: ExchangeRight Asset Management, LLC a California limited liability company, its Manager

By: ExchangeRight Real Estate, LLC a California limited liability company, its sole member

By:	/S/ WARREN THOMAS
Name: Warren Thomas
Title: Managing Member

(SEAL)

EXCHANGERIGHT ESSENTIAL INCOME STRATEGY PROPERTIES 3, LLC, A Delaware limited liability company

By:	/S/ WARREN THOMAS
Warren Thomas, authorized person

(SEAL)

[Signatures continue on the following page]

LENDER:

AMERIS BANK, a Georgia banking corporation

By:	/S/ CHARLES MARKLEY
Name: Charles Markley
Title: Senior Vice President

(SEAL)